Exhibit 99.1

Payment Data Systems Announces Fourth Quarter and Year End 2016 Results

- Payments Processed Exceed $2.9 Billion in 2016 -

SAN ANTONIO, Texas, March 31, 2017 (GLOBE NEWSWIRE) -- Payment Data Systems, Inc. (NASDAQ:PYDS), an integrated electronic payment solutions provider, today announced financial results for the fourth quarter and year ended December 31, 2016.

Fourth Quarter 2016 Financial and Operating Summary

  Revenues were $2.9 million
  Gross margin was $0.9 million, or 30.7% of revenues
  Operating loss was $284,043
  Adjusted EBITDA1 was $204,876, or 7.1% of revenues
  Net loss was $243,382, or $0.03 per basic and diluted share
  Total dollars processed for the fourth quarter of 2016 were $736 million, down 11.7% from $833 million in the fourth quarter of 2015
  Fourth quarter transactions processed at 3.1 million were down 9.8% from a year ago

1See Reconciliation of GAAP Operating Income to Adjusted EBITDA in the accompanying financial tables

Year Ended December 31, 2016 Financial and Operating Summary

  Revenues were $12.1 million, compared to $14.4 million in 2015
  Gross margin was $3.8 million, or 31.3% of revenues as compared to $5.0 million, or 34.5% of revenues in 2015
  Operating loss was $1.4 million compared to operating income of $946,877 a year ago
  Adjusted EBITDA2 was $0.6 million, or 4.9% of revenues, compared to $2.9 million, or 20.1% of revenues in 2015
  Net loss was $1.2 million, or $0.15 per basic and diluted share, compared to net income of $1.0 million, or $0.08 per diluted share in 2015
  Cash flow from operations was $0.8 million, bringing total cash at year-end to $4.1 million
  Total dollars processed for 2016 at $2.9 billion were the third highest in the company’s history, down 11.7% from 2015
  Total transactions processed for 2016 at 12.3 million were down 13.3% from 2015

2See Reconciliation of GAAP Operating Income to Adjusted EBITDA in the accompanying financial tables

“In 2016 we took strong actions to increase revenues and drive future growth, and we expect these efforts to yield favorable results this year,” said President and CEO Louis Hoch.  “Despite lower than anticipated revenues last year, we produced positive operating cash flow and adjusted EBITDA, and we were pleased to achieve the third highest annual levels of dollars processed since our Company’s inception.  Throughout 2016, our unwavering focus on long-term value creation delivered standout innovations for our ACH, credit card, and prepaid platforms.  These included a new client facing web application that allows customers to more easily manage their payments, an Apple iOS software development kit that enables developers to easily integrate payment acceptance into their apps, real-time provisioning to mobile wallets, and instantaneous issuance and delivery of digital gift and incentive cards.  Diversification of our customer verticals was another top priority, and during the third quarter we completed the integration of our payments gateway into various debit networks to enable our new PIN-less debit services.  We believe we have a significant runway ahead for this new product as we expand our coverage nationwide and cultivate a rich sales pipeline that is larger than ever before.

“Our balance sheet remains strong, with $4.1 million of cash as of December 31st, and we remain debt free.  This positions us well to continue our focus on accelerated sales and marketing campaigns for our key revenue generating initiatives.  At the same time, we intend to continue to evaluate and consider strategic acquisitions that would enhance or bring additional products and services to our current model as well as portfolio acquisitions at accretive multiples.  We look forward to an exciting year as we forge ahead toward a return to top-line growth.”

Financial Results

Three Months Ended December 31, 2016

Revenues of $2.9 million decreased 21.1% compared to $3.7 million for the fourth quarter of 2015.  The decline was due to lower ACH and debit card processing fees.  This was offset somewhat by the new PIN-less debit product which was launched in October 2016, as well an increase in debit card processing fees.

Gross margin of $0.9 million, or 30.7% of revenues, compared to $1.3 million, or 35.8% of revenues, in the corresponding prior-year period.  The decline in gross margin was due, in part, from the Company’s investment in its prepaid business.

Operating loss was $284,043, compared to operating income of $136,992 in the fourth quarter of 2015, reflecting lower gross margin as well as higher selling, general and administrative expenses, including higher non-cash compensation expense, to support the Company’s growth strategy.

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization adjusted for non-recurring and non-cash items) was $204,876 compared with $670,627 in the fourth quarter of 2015.

Net loss was $243,382, or $0.03 per basic and diluted share, compared to a net gain of $164,842, or $0.01 per diluted share in the fourth quarter of 2015, reflecting lower revenue base and higher expenses in the fourth quarter of 2016.

Year Ended December 31, 2016

Revenues of $12.1 million were down from $14.4 million in 2015, driven primarily by decreased ACH and credit card transaction volumes.

Gross margin declined 23.8% to $3.8 million, or 31.3% of revenues, from $5.0 million, or 34.5% of revenue in 2015.

Operating loss was $1.4 million, compared to operating income of $946,877 a year ago, reflecting lower gross margin and higher selling, general and administrative expenses, including higher non-cash stock compensation expense.

Adjusted EBITDA was $0.6 million, compared to $2.9 million in 2015.

Net loss was $1.2 million, or $0.15 per basic and diluted share, compared to net income of $1.0 million, or $0.08 per diluted share in 2015.

Balance Sheet

At December 31, 2016, the Company had $4.1 million of cash and cash equivalents and no debt.

Conference Call and Webcast

Payment Data Systems, Inc.’s management will host a conference call with a live webcast today at 5:00 p.m. Eastern Time to provide a business update.

Individuals interested in dialing in to the conference call may do so by dialing (844) 883-3890 for U.S. participants and (412) 317-9246 for participants outside the U.S., referencing “Payment Data Systems”. The call may also be accessed via webcast on the Company’s website at www.paymentdata.com/invest.

A replay of the call will be available through Friday, April 14, 2017 by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (international), using the passcode 10103841.

About Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, EBITDA and adjusted EBITDA, as defined in Regulation G of the Securities and Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP measures provides investors with financial measures it uses in the management of its business. The Company defines EBITDA as operating income (loss), before interest, taxes, depreciation and amortization of intangibles. The Company defines adjusted EBITDA as EBITDA, as defined above, plus non-cash stock option costs and certain non-recurring items, such as acquisitions. These measures may not be comparable to similarly titled measures reported by other companies. Management uses EBITDA and adjusted EBITDA as indicators of the Company's operating performance and ability to fund acquisitions, capital expenditures and other investments and, in the absence of refinancing options, to repay debt obligations.

Management believes EBITDA and adjusted EBITDA are helpful to investors in evaluating the Company's operating performance because non-cash costs and other items that management believes are not indicative of its results of operations are excluded. EBITDA and adjusted EBITDA are supplemental non-GAAP measures, which have limitations as an analytical tool. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures do not reflect a comprehensive system of accounting, may differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. For a description of our use of EBITDA and adjusted EBITDA, and a reconciliation of EBITDA and adjusted EBITDA to operating income (loss), see the section of this press release titled "Non-GAAP Reconciliation."

About Payment Data Systems, Inc.

Payment Data Systems (NASDAQ:PYDS), a leading integrated payment solutions provider, offers a wide range of payment solutions to merchants, billers, banks, service bureaus, and card issuers. The Company operates credit, debit/prepaid and ACH payment processing platforms to deliver convenient, world-class payment solutions and service to their clients. The strength of the Company lies in its ability to provide tailored solutions for card issuance, payment acceptance, and bill payments as well as its unique technology in the prepaid sector.  Payment Data is headquartered in San Antonio, Texas, and has offices in New York, New York; and Long Beach, California.  For additional information please visit www.paymentdata.com. Websites:  www.akimbocard.com and www.ficentive.com. Find us on Facebook®.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Except for the historical information contained herein, the matters discussed in this release include certain forward-looking statements, which are intended to be covered by safe harbors. Those statements include, but may not be limited to, all statements regarding management’s intent, belief and expectations, such as statements concerning the Company’s future and operating and growth strategy. These forward-looking statements are identified by the use of words such as “believe,” “intend,” “continue” and “expect” among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to vary, including the management of the Company’s growth, the loss of key resellers, the relationships with the Automated Clearinghouse network, bank sponsors, third-party card processing providers and merchants, the loss of key personnel, growing competition in the electronic commerce market, the security of the Company’s software, hardware and information, and compliance with complex federal, state and local laws and regulations, and other risks detailed from time to time in its filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended December 31, 2016. One or more of these factors have affected, and in the future, could affect the Company’s businesses and financial results in the future and could cause actual results to differ materially from plans and projections. Management believes that the assumptions underlying the forward-looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives and plans will be achieved. All forward-looking statements made in this release are based on information presently available to management. Management assumes no obligation to update any forward-looking statements, except as required by law.

 (Financial Tables Follow)

PAYMENT DATA SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2016	2015

ASSETS
Cash and cash equivalents	$4,120,738	$4,059,606
Accounts receivable, net	907,750	1,135,384
Settlement processing assets	43,851,311	39,797,232
Prepaid expenses and other	142,029	149,118
Note receivable	200,000	-
Current assets before restricted cash	49,221,828	45,141,340
Restricted cash	15,803,641	17,972,065
Total current assets	65,025,469	63,113,405

Property and equipment, net	2,494,510	3,077,421

Other assets:
Intangibles, net	172,899	341,816
Deferred tax asset	1,621,000	1,621,000
Other assets	200,808	202,849
Total other assets	1,994,707	2,165,665

Total Assets	$69,514,686	$68,356,491

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$145,044	$143,180
Accrued expenses	703,322	1,328,738
Settlement processing obligations	43,851,311	39,797,232
Current liabilities before restricted cash	44,699,677	41,269,150
Restricted cash	15,803,641	17,972,065
Total current liabilities	60,503,318	59,241,215

Stockholders' Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; -0- shares outstanding in 2016 and 2015	-	-

Common stock, $0.001 par value, 200,000,000 shares authorized; 12,392,288 and 12,379,537 issued and 11,795,939 and 12,029,905 outstanding in 2016 and 2015	181,818	185,533
Additional paid-in capital	63,881,365	64,302,498
Treasury stock, at cost; 596,349 and 349,632 shares in 2016 and 2015	(718,149)	(286,394)
Deferred compensation	(4,082,025)	(6,031,362)
Accumulated deficit	(50,251,641)	(49,054,999)
Total stockholders' equity	9,011,368	9,115,276

Total Liabilities and Stockholders' Equity	$69,514,686	$68,356,491

PAYMENT DATA SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015

Revenues	$2,890,332	$3,662,781	$12,076,358	$14,380,459

Operating expenses:
Cost of services	2,002,282	2,350,453	8,293,354	9,417,334
Selling, general and administrative:
Stock-based compensation	479,188	309,586	1,314,778	1,275,130
Cancellation of stock-based compensation	(216,333)	-	(261,208)	(163,936)
Other expenses	683,174	641,701	3,188,407	2,408,686
Depreciation and amortization	226,064	224,049	901,600	496,368
Total operating expenses	3,174,375	3,525,789	13,436,931	13,433,582

Operating income (loss)	(284,043)	136,992	(1,360,573)	946,877

Other income:
Interest income	24,584	20,550	97,322	79,005
Other income (expense)	2,077	7,300	99,277	65,491
Other income (expense), net	26,661	27,850	196,599	144,496

Income (loss) before income taxes	(257,382)	164,842	(1,163,974)	1,091,373
Income taxes (benefit) expense	(14,000)	-	32,668	75,285

Net Income (Loss)	$(243,382)	$164,842	$(1,196,642)	$1,016,088

Earnings (Loss) Per Share
Basic earnings (loss) per common share:	$(0.03)	$0.02	$(0.15)	$0.14
Diluted earnings (loss) per common share:	$(0.03)	$0.01	$(0.15)	$0.08
Weighted average common shares outstanding
Basic	8,015,875	7,437,662	7,838,197	7,389,177
Diluted	8,015,875	11,988,180	7,838,197	11,988,180

PAYMENT DATA SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31, 2016	December 31, 2015
Operating Activities
Net income (loss)	$(1,196,642)	$1,016,088
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	738,461	466,606
Amortization	163,139	29,762
Goodwill	5,777	-
Non-cash stock based compensation	1,314,778	1,275,130
Cancellation of stock based compensation	(261,208)	(163,936)
Deferred income tax (benefit)	-	-
Issuance of stock to consultant	51,700	-
Issuance of stock to Akimbo to settle Indemnification liability	419,221	-
Changes in operating assets and liabilities:
Accounts receivable	227,634	(98,174)
Prepaid expenses and other	7,089	(19,860)
Other assets	2,041	1,263

Accounts payable and accrued expenses	(623,552)	(416,920)

Net cash provided by operating activities	848,438	2,089,959

Investing Activities
Purchases of property and equipment	(155,551)	(785,571)
Note receivable	(200,000)	-
Net cash (used) by investing activities	(355,551)	(785,571)

Financing Activities
Purchases of treasury stock	(431,755)	(48,237)
Net cash (used) by financing activities	(431,755)	(48,237)

Change in cash and cash equivalents	61,132	1,256,151
Cash and cash equivalents, beginning of year	4,059,606	2,803,455

Cash and Cash Equivalents, End of Year	$4,120,738	$4,059,606

Supplemental Disclosures
Cash paid for interest	-	-
Cash paid for income taxes	$48,164	$32,369

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015

Reconciliation from Operating Income to Adjusted EBITDA:
Operating Income	$(284,043)	$136,992	$(1,360,573)	$946,877
Depreciation and amortization	226,064	224,049	901,600	496,368
EBITDA	(57,979)	361,041	(458,973)	1,443,245
Expenses related to NASDAQ uplisting and reverse stock split	-	-	-	315,903
Acquisition Costs	-	-	-	20,000
Non-cash stock-based compensation expense, net	262,855	309,586	1,053,570	1,111,194
Adjusted EBITDA	$204,876	$670,627	$594,597	$2,890,342

Calculation of Adjusted EBITDA margins:
Revenues	$2,890,332	$3,662,781	$12,076,358	$14,380,459
Adjusted EBITDA	204,876	670,627	594,597	2,890,342
Adjusted EBITDA Margins	7.1%	18.3%	4.9%	20.1%

Investor Contact:

Allyson Pooley
Financial Profiles
PYDS@finprofiles.com